EXHIBIT A

Joint Filing Agreement Pursuant to Rule 13d-1

This agreement is made pursuant to Rule 13d-1(b)(ii)(J) and Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934 (the “Act”) by and among the parties listed below, each referred to herein as a “Joint Filer.” The Joint Filers agree that a statement of beneficial ownership as required by Sections 13(g) or 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13G or Schedule 13D, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Dated: June 30, 2014

ALJ CAPITAL MANAGEMENT, LLC

/s/ Lawrence B. Gill
By: Lawrence B. Gill
Its: Manager

ALJ CAPITAL II, L.P.

By: ALJ Capital Partners, LLC
Its: General Partner

/s/ Lawrence B. Gill
By: Lawrence B. Gill
Its: Manager

LJR CAPITAL, L.P.

By: ALJ Capital Partners, LLC
Its: General Partner

/s/ Lawrence B. Gill
By: Lawrence B. Gill
Its: Manager

/s/ Lawrence B. Gill
LAWRENCE B. GILL

/s/ Jeffrey S. Fishman
JEFFREY S. FISHMAN

/s/ Ron D. Silverton
RON D. SILVERTON